                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         Gulf South Medical Supply, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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





                                        March 24, 1997

Dear Fellow Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Thursday, April 24, 1997 at 9:00 A.M., at the Harvey Hotel-North, Jackson, Mississippi.

         At this year's meeting, you are asked to elect two Class III directors, to approve a proposal to adopt the Corporation's 1997 Stock Plan and to ratify the selection of the Corporation's auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

         Your Board of Directors unanimously believes that the election of its nominees as directors, the adoption of the 1997 Stock Plan and the ratification of its appointment of auditors, are in the best interest of Gulf South Medical Supply, Inc. and its stockholders, and accordingly, recommends a vote FOR Items 1 through 3 on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Corporation in writing at One Woodgreen Place, Madison, Mississippi 39110,
Attention:  Stanton Keith Pritchard.

                                        For the Board of Directors



                                        Thomas G. Hixon
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                        GULF SOUTH MEDICAL SUPPLY, INC.

                              ONE WOODGREEN PLACE
                           MADISON, MISSISSIPPI 39110

                                  ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1997

                                  ----------

To The Stockholders:

      The Annual Meeting of Stockholders of Gulf South Medical Supply, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, April 24, 1997 at 9:00 A.M. at the Harvey Hotel-North, Jackson, Mississippi, for the following purposes:

      1. To elect two Class III directors each to serve for a three-year term.

      2. To consider and act on a proposal to adopt the Corporation's 1997 Stock Plan.

      3. To ratify the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending December 31, 1997.

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Tuesday, March 11, 1997, the record date fixed by the Board of Directors for such purpose.


                                        By Order of the Board of Directors,



                                        STANTON KEITH PRITCHARD,
                                        Secretary

Madison, Mississippi
March 24, 1997

--------------------------------------------------------------------------------
      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE
AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
--------------------------------------------------------------------------------

                        GULF SOUTH MEDICAL SUPPLY, INC.
                              ONE WOODGREEN PLACE
                           MADISON, MISSISSIPPI 39110

                                   ----------

                                PROXY STATEMENT

                                   ----------

                                 March 24, 1997

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Gulf South Medical Supply, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, April 24, 1997 at 9:00 A.M. at the Harvey Hotel-North, Jackson, Mississippi.

      Only stockholders of record as of the close of business on March 11, 1997 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 16,308,564 shares of Common Stock of the Corporation were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Corporation at any time before it is exercised. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Corporation.

      An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about March 24, 1997.

      The mailing address of the Corporation's principal executive offices is One Woodgreen Place, Madison, Mississippi 39110.

      All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of members of the Board of Directors, will be voted as stated under "Election of Directors" below. In addition to the election of directors, the stockholders will act on a proposal to adopt the Corporation's 1997 Stock Plan and to ratify the selection of auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matters if no specification is indicated.

      The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from the nominee for election as director, or which contain one or more abstentions or broker "non-votes", are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      The election of directors by the stockholders will require a plurality of the shares of Common Stock voting on the proposal in person or by proxy at the meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. On all other matters being submitted to stockholders, the affirmative vote of the majority of shares present or represented and voting on that matter is required for approval. Thus, abstentions and broker non-voting will not be included in vote totals and will have no effect on the outcome of the votes. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

      The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of the Record Date, except as set forth below: (i) by each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the shares of Common Stock of the Corporation outstanding at such date; (ii) by each director and nominee;
(iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors, nominees and executive officers of the Corporation as a group.

                                                       AMOUNT AND NATURE
         NAME AND ADDRESS OF                             OF  BENEFICIAL
           BENEFICIAL OWNER                           OWNERSHIP (1)(2)(3)                 PERCENT OF CLASS
           ----------------                           -------------------                 ----------------
Thomas G. Hixon . . . . . . . . . . . . .                   1,715,836                              10.5 %
1045 NewLand Drive
Jackson, MS 39211

AIM Management Group, Inc.(4) . . . . . .                   1,668,300                              10.2 %
11 Greenway Plaza, Suite 1919
Houston, TX  77046

Pilgrim Baxter & Associates, Ltd.(5)  . .                   1,334,000                               8.2 %
1255 Drummers Lane, Suite 300
Wayne, PA 19087

William Blair & Company, L.L.C.(6)  . . .                   1,037,105                               6.4 %
222 West Adams Street
Chicago, IL  60606

Guy W. Edwards  . . . . . . . . . . . . .                     112,112                               *

Steven L. Richardson  . . . . . . . . . .                     114,513                               *

John C. Piper.  . . . . . . . . . . . . .                      43,563                               *

Michael C. Tibbitts . . . . . . . . . . .                      35,925                               *

David L. Bogetz . . . . . . . . . . . . .                      37,000                               *

Melvin L. Hecktman  . . . . . . . . . . .                      17,000                               *

William W. McInnes  . . . . . . . . . . .                      11,002                               *

All executive officers, nominees and
directors as a group (8 persons)  . . . .                   2,137,063                              12.9 %

---------------
*         Less than 1% of the outstanding Common Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below.

(2) The number of shares of Common Stock deemed outstanding includes (i) 16,308,564 shares of Common Stock outstanding as of the Record Date and (ii) shares of Common Stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3) Includes options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date as follows: Mr. Hixon, 84,240 shares; Mr. Edwards, 54,775 shares; Mr. Richardson, 95,016 shares; Mr. Piper, 28,066 shares; Mr. Tibbitts, 35,925 shares; Mr. Bogetz, 36,000 shares; Mr. Hecktman, 11,000 shares; and Mr. McInnes, 11,002 shares. In addition, all current directors, nominees and executive officers as a group hold options to purchase 321,633 shares of Common Stock which may be exercised within 60 days of the Record Date.

(4) AIM Management Group Inc. is the parent holding company of AIM Advisors, Inc. and AIM Capital Management, Inc.; AIM Management Group Inc. has shared voting and shared investment power with respect to all of such shares. This information is as of December 31, 1996 and is based on Schedule 13G dated February 12, 1997 filed by AIM Management Group Inc.

(5)       Pilgrim Baxter & Associates, Ltd. has shared voting power and sole
          investment power with respect to these shares.   Share ownership as
          of December 31, 1996.

(6) Of such shares, William Blair & Company, L.L.C. ("William Blair") has sole voting power with respect to 281,290 shares and sole investment power with respect to all of such shares. This information is as of December 31, 1996 and is based on Schedule 13G dated February 14, 1997 filed by William Blair.


                                   PROPOSAL I
                             ELECTION OF DIRECTORS

      No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Melvin L. Hecktman or William W. McInnes (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of Mr. Hecktman and Mr. McInnes, respectively. The Board of Directors knows of no reason why Mr. Hecktman or Mr. McInnes should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or persons or for fixing the number of directors at a lesser number.

                INFORMATION PERTAINING TO DIRECTORS AND NOMINEES

      In accordance with the Corporation's Amended and Restated Certificate of Incorporation, the Corporation's Board of Directors is divided into three classes. Each of the Corporation's two Class I Directors, David L. Bogetz and Guy W. Edwards, was elected for a three-year term by the stockholders of the Corporation at the Annual Meeting of Stockholders held in 1995. The terms of Messrs. Bogetz and Edwards expire as of the date of the Annual Meeting of Stockholders to be held in 1998. The Corporation's Class II Director, Thomas
G. Hixon, was elected for a three-year term by the stockholders of the Corporation at the Annual Meeting of Stockholders held in 1996. The term of Mr. Hixon expires as of the date of the Annual Meeting of Stockholders to be held in 1999. Each of the Corporation's two Class III Directors, Melvin L. Hecktman and William W. McInnes, was elected for a three-year term by Unanimous Written Consent of the Board of Directors dated February 9, 1994. The terms of Messrs. Hecktman and McInnes expire as of the date of the Annual Meeting of Stockholders to be held in 1997.

      Two Class III Directors will be elected at the Annual Meeting of Stockholders on April 24, 1997 each for a term of three years. Class III nominees Messrs. Hecktman and McInnes are currently serving as Directors of the Corporation.

      The following table sets forth for each nominee to be elected at the meeting and for each director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Corporation, the year such nominee's or director's term will expire and the class of director of such nominee or director.

NOMINEE'S OR DIRECTOR'S NAME AND
   YEAR NOMINEE OR DIRECTOR                                           YEAR TERM            CLASS OF
    FIRST BECAME A DIRECTOR      POSITION(S) HELD                     WILL EXPIRE           DIRECTOR
-------------------------------- ------------------                   -----------           --------
David L. Bogetz                  Director                                 1998                 I
(1993)

Guy W. Edwards                   Chief Financial Officer,                 1998                 I
(1992)                           Senior Vice President,
                                 Treasurer and Director

Thomas G. Hixon                  President, Chief Executive               1999                 II
(1985)                           Officer and Chairman of the
                                 Board

Melvin L. Hecktman               Director                                 1997                III
(1993)

William W. McInnes               Director                                 1997                III
(1993)

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class III nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Corporation, their ages and the positions currently held by each such person with the
Corporation:

         NAME                            AGE                   POSITION
         ----                            ---                   --------
Thomas G. Hixon(1)  . . . . . . . . .    53    President, Chief Executive Officer and Chairman of the Board
Guy W. Edwards  . . . . . . . . . . .    39    Chief  Financial Officer,  Senior  Vice  President, Treasurer  and
                                               Director
Steven L. Richardson  . . . . . . . .    38    Senior Vice President, Operations
Stanton Keith Pritchard . . . . . . .    32    Senior  Vice President,  Business Development  and Administration,
                                                 Secretary and General Counsel
Edward Schulman . . . . . . . . . . .    49    Senior Vice President, Sales and Marketing
David L. Bogetz(1)(2)(3)  . . . . . .    41    Director
Melvin L. Hecktman(1)(2)(3) . . . . .    57    Director
William W. McInnes(1)(2)(3) . . . . .    48    Director

_______________

(1)      Member of Compensation Committee.
(2)      Member of Audit Committee.
(3)      Member of Stock Option Committee.

DIRECTORS TO BE ELECTED AT THE MEETING

         Melvin L. Hecktman has been a director of the Corporation since May 1993. Mr. Hecktman was associated with United Stationers, Inc. as an employee or director for 33 years and served as its Vice Chairman from 1989 to 1993. He is presently President of Hecktman Management, an investment management and consulting firm and a partner of Commonwealth Capital Partners, a merchant banking group.

         William W. McInnes has been a director of the Corporation since May 1993. Prior to his retirement in 1993, Mr. McInnes was Vice President Finance and Treasurer of Hospital Corporation of America, where he was employed for 14 years. Mr. McInnes is currently a director of The Infinity Funds, Inc.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

         David L. Bogetz has been a director of the Corporation since May 1993. Since January 1996, Mr. Bogetz has served as Senior Vice President, Private Equity Management of The Chicago Corporation. From March 1990 and March 1993 until December 1995, Mr. Bogetz served as Investment Manager and Portfolio Manager, respectively, for Sears Investment Management Co., a wholly-owned subsidiary of Sears, Roebuck and Co., which manages the Sears pension and profit sharing funds.

         Guy W. Edwards has been employed by the Corporation since 1986, serving as Vice President of Operations from 1986 to 1991, as Vice President of Finance from 1991 until February 1995, as Senior Vice President from February 1995 to the present and as Chief Financial Officer from 1991 to the present. Mr. Edwards has served as a director of the Corporation since June 1992. Mr. Edwards is a Certified Public Accountant.

         Thomas G. Hixon has served as President, Chief Executive Officer and director of the Corporation since 1985, and Chairman of the Board since March 1995. Mr. Hixon served as General Manager of the Corporation from 1985 until March 1995.

EXECUTIVE OFFICERS

         Steven L. Richardson has been employed by the Corporation since its inception in 1982, initially as a salesman and, from 1987 to 1991, as director of operations for the Corporation's Western Division. Mr. Richardson served as Vice President of Operations from 1991 until March 1997 and has served as Senior Vice President, Operations since March 1997.

         Stanton Keith Pritchard has been employed by the Corporation since July 1993. He served as Vice President, Corporate Development from April 1996 until March 1997. He has been Secretary and General Counsel since March 1995 and Senior Vice President, Business Development and Administration since March 1997. From 1991 until July 1993, Mr. Pritchard was employed as a Vice President of First Southeast Corporation, a private real estate and investment management company.

         Edward Schulman has been employed by the Corporation since December 1996 and as Senior Vice President, Sales and Marketing since March 1997. Mr. Schulman was President of Gateway Healthcare Corporation from May 1994 until December 1996 when it was acquired by the Corporation. From August 1991 to May 1994, Mr. Schulman was President of Consolidated Consumer Marketing Corporation.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors met nine times, and took action by unanimous written consent once, during the fiscal year ended December 31, 1996. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not currently have a standing nominating committee.

      The Audit Committee is presently comprised of three outside directors of the Corporation and oversees the accounting and tax functions of the Corporation, including matters relating to the appointment and activities of the Corporation's auditors. The Audit Committee met once during the fiscal year ended December 31, 1996. The Compensation Committee is presently comprised of three outside directors of the Corporation and Mr. Hixon, President and Chief Executive Officer of the Corporation, and reviews and makes recommendations concerning executive cash compensation. The Compensation Committee met twice during the fiscal year ended December 31, 1996. The Stock Option Committee is presently comprised of three outside directors of the Corporation and administers the Corporation's 1992 Stock Plan and the Corporation's 1997 Stock Plan. The Stock Option Committee met twice during the fiscal year ended December 31, 1996. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves.

COMPENSATION OF DIRECTORS

         Outside directors have been granted stock options by the Corporation under the 1992 Stock Plan. During 1996, independent directors received an annual retainer of $5,000 and a participation fee of $1,000 for each Board of Directors meeting and $500 for each Board committee meeting that they attended. Beginning March 1997, independent directors will not receive an annual retainer. Each independent director will, however, receive a participation fee of $2,500 for each Board of Directors meeting which he attends in person, $250 for each Board of Directors meeting which is called in person but in which he participates by telephone, $1,000 for each telephonic Board of Directors meeting in which he participates, $2,500 for attending each meeting of a Board committee of which he is chairman and $1,000 for attending each meeting of a Board committee of which he is a member but not chairman. Outside directors have been and will continue to be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal 1996, certain executive officers of the Corporation who, together, owned a controlling interest in a company which provides third party billing services to the long-term care industry, assigned their respective interests to the Corporation for no consideration. Such company was acquired in turn by a customer of the Corporation for assumption of such company's debt, except for indebtedness owing to the Corporation, which was cancelled. In connection with the sale, the Corporation charged off approximately $160,000 of an account receivable through existing reserves for the allowance of doubtful accounts and, in addition, charged off approximately $378,000 of a note receivable from such company.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Corporation for the fiscal years ended December 31, 1996, 1995 and 1994, for (i) the individual who served as the Chief Executive Officer for the fiscal year ended December 31, 1996 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1996 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION (3)
                                                                                   -----------------------------------------
                                                ANNUAL COMPENSATION                           AWARDS               PAYOUTS
                                 -----------------------------------------------   --------------------------    -----------

                                                                                                   SECURITIES
                                                                    OTHER ANNUAL    RESTRICTED     UNDERLYING        LTIP
NAME AND                                                            COMPENSATION       STOCK        OPTIONS/       PAYOUTS
PRINCIPAL POSITION               YEAR   SALARY ($)   BONUS ($)(1)       ($)(2)     AWARD(S) ($)     SARS (#)         ($)
------------------               ----   ----------   ------------   ------------   ------------   ------------   -----------
Thomas G. Hixon . . . . . . .    1996   180,000            17,400        --             --          30,000            --
  President                      1995   180,000            14,500        --             --          40,000            --
                                 1994   160,000            92,000        --              --            --             --

Guy W. Edwards  . . . . . . .    1996   140,000            14,550        --             --          25,000            --
  Chief Financial Officer        1995   140,000             9,700        --             --          30,000            --
                                 1994   120,000            73,800        --             --             --             --

Steven L. Richardson  . . . .    1996   125,000            11,400        --             --          20,000            --
   Vice President of             1995   125,000             9,600        --             --          20,000            --
   Operations                    1994   120,000            60,200        --             --             --             --

John C. Piper (5) . . . . . .    1996   125,000             6,925        --             --          20,000            --
    Vice President of            1995   125,000            10,750        --             --          20,000            --
    Sales and Marketing          1994   120,000            60,400        --             --             --             --

Michael C. Tibbitts (6) . . .    1996   125,000             5,438        --             --             --             --
    Vice President of            1995   125,000            11,050        --             --          20,000            --
    Business                     1994   120,000            60,400        --             --             --             --
    Development

                                       ALL OTHER
NAME AND                             COMPENSATION
PRINCIPAL POSITION                       ($)(4)
------------------               ---------------------
Thomas G. Hixon . . . . . . .             234
  President                               234
                                          234

Guy W. Edwards  . . . . . . .             234
  Chief Financial Officer                 234
                                          234

Steven L. Richardson  . . . .             234
   Vice President of                      234
   Operations                             234

John C. Piper (5) . . . . . .             234
    Vice President of                     234
    Sales and Marketing                   234

Michael C. Tibbitts (6) . . .             234
    Vice President of                     234
    Business                              234
    Development

-----------
(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2) Excludes perquisites the aggregate annual amount of which for each officer was less than $50,000 or 10% of the total compensation reported as salary and bonus.

(3) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 1996, 1995 or 1994.

(4) These amounts indicate the dollar amount of insurance premiums paid by the Corporation during fiscal 1996, 1995 and 1994 with respect to term life insurance for the benefit of the Named Executive Officers.

(5) Effective March 3, 1997, Mr. Piper became a Regional Sales Manager of the Corporation.

(6) Effective March 3, 1997, Mr. Tibbitts became Vice President, National Accounts of the Corporation.

OPTION GRANTS

         The following table sets forth information concerning options granted during the last fiscal year under the Corporation's 1992 Stock Plan to the Named Executive Officers. The Corporation did not grant any stock appreciation rights in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                 --------------------------------------------------------
                                              PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF      TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                                  SECURITIES    OPTIONS/                                   PRICE APPRECIATION FOR OPTION
                                  UNDERLYING     SARS                                                TERM (3)
                                 OPTION/SARS   GRANTED TO      EXERCISE OR
                                   GRANTED     EMPLOYEES         OR BASE
                                   -------     IN FISCAL          PRICE        EXPIRATION
              NAME                 (#)(1)       YEAR(2)           ($/SH)          DATE          5%($)         10%($)
              ----                 ------       -------           ------          ----          -----         ------
Thomas G. Hixon . . . . . . .       30,000        15%              31.35        2/21/2001     150,720.74     436,486.05
Guy W. Edwards  . . . . . . .       25,000        13%              28.50        2/21/2006     448,087.42   1,135,541.50
Steven L. Richardson  . . . .       20,000        10%              28.50        2/21/2006     358,469.94     908,433.20
John C. Piper . . . . . . . .       20,000        10%              28.50        2/21/2006     358,469.94     908,433.20
Michael C. Tibbitts . . . . .           --        --               --               --             --             --

-----------------------

(1) The indicated options were granted on February 21, 1996 and become exercisable at the rate of 20% per annum.

(2) Options to purchase a total of 200,000 shares of Common Stock were granted to employees in 1996 under the Corporation's 1992 Stock Plan.

(3) Amounts reported in this column represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Shown below is information with respect to options to purchase the Corporation's Common Stock granted under the Corporation's 1992 Stock Plan, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended December 31, 1996; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at December 31, 1996; and (iv) the aggregate dollar value of unexercised options held at December 31, 1996:

                  AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                             FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES


                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                              SHARES                                 UNEXERCISED                     IN-THE-MONEY
                             ACQUIRED                              OPTIONS/SARS AT                  OPTIONS/SARS AT
                                ON             VALUE             FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
                             EXERCISE         REALIZED       -----------------------------------------------------------
NAME                            (#)            ($)(1)        EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                       --------------- ---------------   -----------   -------------    ------------- ---------------
Thomas G. Hixon. . . . .             0             0.00      64,840           58,710         1,128,424.75      346,406.19
Guy W. Edwards . . . . .        10,710       408,727.87      28,065           48,710           471,263.06      366,675.37
Steven L. Richardson . .             0             0.00      70,906           38,710         1,538,989.96      335,175.37
John C. Piper. . . . . .        24,065       765,904.93      36,131           28,000           816,551.53       63,000.00
Michael C. Tibbitts  . .        25,000     1,125,955.00      28,325           12,000           558,523.29       63,000.00

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Corporation's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1996 ($25.625 per share) multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

    The Corporation's executive compensation program is administered by the Compensation Committee and the Stock Option Committee of the Board of Directors. The Compensation Committee is comprised of four directors, three of whom are independent directors, and it determines salary and bonuses of the Corporation's executive officers. The Stock Option Committee is comprised of three independent directors and it administers and makes recommendations and awards under the Corporation's 1992 Stock Plan and 1997 Stock Plan.

    COMPENSATION PHILOSOPHY

    The Corporation's executive compensation philosophy is to design a compensation program that enables the Corporation to (a) attract, motivate and retain the highest quality executives, (b) provide incentives to achieve tactical and strategic objectives in a manner consistent with the Corporation's core values and (c) align the interests of the executives with those of the Corporation's long-term investors. The Corporation's executive compensation program for fiscal year 1996 consisted of the following three elements: (1) base salary; (2) performance-based cash bonuses; and (3) equity incentives in the form of stock options. Elements (1) and (2) are administered by the Compensation Committee and element (3) is administered by the Stock Option Committee.

    Section 162(m) of the Internal Revenue Code of 1986, which was enacted as part of the Revenue Reconciliation Act of 1993, generally limits the Corporation's ability to deduct for federal income tax purposes compensation in excess of $1,000,000 per executive for certain executive officers. Qualifying performance-based compensation, however, will not be subject to the deduction limit if certain requirements are met. The Committees did not adopt a policy in 1996 with regard to this limitation because no executive officers were expected to receive compensation in excess of $1,000,000 during fiscal 1996.

    The Stock Option Committee has decided to structure the 1997 Stock Plan so that compensation attributable to options granted to executive officers pursuant to the 1997 Stock Plan will qualify as performance-based compensation for purposes of Section 162(m) and deductions attributable to such options will therefore not be disallowed by Section 162(m).

    BASE SALARY COMPENSATION

    The level of base salary compensation for executive officers in 1996 was determined by the Compensation Committee in light of the increase in base salary compensation for all of the executive officers in fiscal 1995. Although the Compensation Committee evaluated each individual executive officer's performance in his position and competency, skill and experience, the Compensation Committee determined that the increase in base salary compensation during the previous year continued to adequately compensate the executive officers, and none of the base salaries of the executive officers was increased in 1996.

    PERFORMANCE-BASED COMPENSATION

    In February of each year, the Compensation Committee sets for each executive officer the performance targets and cash bonus pool for the year, which vary from individual to individual to reflect competitive practice, the executive officer's position and the scope of the executive officer's responsibility. Determinations of the performance-based cash bonuses earned by each executive officer are based in part on overall corporate performance, management performance as a group and individual performance but are subject entirely to the discretion of the Compensation Committee. The Compensation Committee may adjust such performance targets and cash bonus pool periodically during the year. If the Compensation Committee determines that performance targets were achieved for a specific fiscal quarter and that bonus payments are appropriate, the bonuses may be paid based in part on estimated performance targets for the applicable quarterly period and then may be adjusted at fiscal year-end.

    In evaluating bonus awards to individual officers, the Compensation Committee takes into account several factors, including overall corporate performance, management performance as a group and whether the individual executive officer has achieved certain individually weighted corporate performance targets. Such performance targets for fiscal 1996 included the following individually weighted corporate performance components: (1) net sales (weighted between 10% and 80%), (2) income before income taxes (weighted between 5% and 40%), (3) customer service level/fill rate (weighted between 5% and 35%), (4) number of days accounts receivable outstanding (weighted between 5% and 20%), and (5) number of inventory turns (weighted between 5% and 20%). Notwithstanding the foregoing, however, the determination by the Compensation Committee to award bonuses, and the amount of each individual bonus award, is in the discretion of the Compensation Committee. In fiscal 1996, the Compensation Committee in its discretion awarded bonuses to the executive officers which in the aggregate totaled $55,713.

    EQUITY INCENTIVE COMPENSATION

    The Stock Option Committee believes that stock options serve both to reward executive officers and to align their long-term objectives with stockholders' interests in maximizing the Corporation's value. The stock option awards reward executive officers only to the extent the Corporation's share price increases for all stockholders. Generally, each stock option has an exercise price per share equal to the fair market value per share as of the date of grant and vests ratable over a five-year period. Each executive officer, except the Chief Executive Officer, was granted stock options at the inception of the Corporation's 1992 Stock Plan and certain executive officers, including the Chief Executive Officer, have been granted stock options periodically thereafter.

    In determining whether to grant additional stock options to executive officers in fiscal 1996, the Stock Option Committee took into consideration the aggregate number of options outstanding, the aggregate number of options previously granted to each executive officer, the amount of time elapsed since the date of the last option grant and each executive officer's individual performance during the previous fiscal year, in light of each executive officer's overall compensation.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Base Salary. The 1996 base salary compensation for Mr. Hixon, the Corporation's Chief Executive Officer and President, was $180,000. As was each executive officer's, Mr. Hixon's 1996 base salary was equal to his 1995 base salary. As discussed above with respect to the Compensation Committee's decision not to increase the base salary of any of the executive officers, the Compensation Committee determined that the increase in Mr. Hixon's base salary compensation during 1995 continued to adequately compensate Mr. Hixon.

    Performance-based bonus. In its determination of a bonus award for Mr. Hixon, the Compensation Committee considered overall corporate performance of the Corporation, management performance as a group and Mr. Hixon's individual performance. The corporate components of the performance-based bonus for Mr. Hixon for fiscal 1996 were weighted as follows: (1) 30%, net sales; (2) 40%, income before income taxes; (3) 10%, customer service level; (4) 10%, number of days accounts receivable outstanding; and (5) 10%, number of inventory turns. This performance-based bonus for Mr. Hixon represented 9.7% of his base salary and approximately one quarter of his total bonus target.

    Stock options. As discussed above, in determining whether to grant additional stock options to Mr. Hixon in fiscal 1996, the Stock Option Committee took into consideration the aggregate number of options outstanding, the aggregate number of options previously granted to Mr. Hixon, the amount of time elapsed since the date of the last option grant and his individual performance during the previous fiscal year in light of Mr. Hixon's overall compensation. In 1996, consistent with the grants of options to the other executive officers, Mr. Hixon was granted an option to purchase 30,000 shares of Common Stock which was 10,000 shares fewer than he was granted the previous year.

Respectfully submitted by the Compensation          Respectfully submitted by
Committee                                           the Stock Option Committee

David L. Bogetz                                     David L. Bogetz
Melvin L. Hecktman                                  Melvin L. Hecktman
Thomas G. Hixon                                     William W. McInnes
William W. McInnes

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee reviews and makes recommendations concerning executive cash compensation and the Stock Option Committee administers the Corporation's 1992 Stock Plan and 1997 Stock Plan. No person who served as a member of the Stock Option Committee was, during the past fiscal year, an officer or employee of the Corporation, was formerly an officer of the Corporation, or had any relationship requiring disclosure herein under the rules of the Securities and Exchange Commission.

         No person, other than Mr. Hixon, who served on the Compensation Committee was during the past fiscal year, an officer or employee of the Corporation, was formerly an officer of the Corporation or had any relationship requiring disclosure herein except as set forth below. Mr. Hixon did not participate in deliberations concerning his own individual cash compensation.

         Mr. Hixon and certain other executive officers of the Corporation, who together owned a controlling interest in a company which provides third party billing services to the long-term care industry, assigned their respective interests to the Corporation for no consideration. See full discussion under "Certain Relationships and Related Transactions" above.

STOCK PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering through December 31, 1996 with the cumulative total return on (i) the Nasdaq Market Index, (ii) a peer group index prepared by Media General Financial Services consisting of the following publicly-traded distribution companies: Cardinal Health Inc., Physicians Sales and Service, Henry Schein, Paterson Dental, Omnicare Inc. and Viking Office Products (the "Current Peer Group"), and (iii) a peer group index prepared by Media General Financial Services consisting of the following publicly-traded distribution companies: Cardinal Health Inc., W.W. Grainger, Inc., Omnicare Inc., Sigma Aldrich LP, and Viking Office Products (the "Former Peer Group"). Premier Industrial CP was included in this Former Peer Group in the Corporation's prior proxy statement; since then, Premier Industrial CP has been delisted from the Nasdaq National Market and therefore has been omitted from the Former Peer Group.

      The Corporation believes that, prior to this year, the Former Peer Group included those publicly traded companies which had the most comparable operating characteristics to the Corporation. The Corporation also believes, however, that the business activities of certain other companies, the stock of which has become publicly traded, are closer to that of the Corporation than some of the companies included in the Former Peer Group, and that as a result, the Former Peer Group now (i) does not include all of those companies with which a comparison would be meaningful, and (ii) does include certain companies with which a comparison is less meaningful. The Corporation has replaced W.W. Grainger, Inc. and Sigma Aldrich LP with Henry Schein, Physicians Sales and Service and Paterson Dental in the Current Peer Group. The Corporation believes that the performances of the members of the Current Peer Group provide the most meaningful basis for comparison with the Corporation's performance and intends to include the Current Peer Group for comparison purposes in this and future proxy statements. The comparison assumes $100 was invested on March 24, 1994 in the Corporation's Common Stock, the foregoing Nasdaq Market Index, the Current Peer Group Index and the Former Peer Group Index and assumes reinvestment of dividends, if any.

            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
         GULF SOUTH MEDICAL SUPPLY, INC., NASDAQ MARKET INDEX, CURRENT
                  PEER GROUP INDEX AND FORMER PEER GROUP INDEX





---------------------------------------------------------------------------------------------------------
                                                   3/24/94         12/30/94       12/29/95       12/31/96
---------------------------------------------------------------------------------------------------------
  Gulf South Medical Supply, Inc.                   100.00           161.96         263.04         222.83
  Nasdaq Market Index                               100.00           102.34         132.74         164.95
  Current Peer Group Index                          100.00           116.46         174.72         221.86
  Former Peer Group Index                           100.00            89.88         121.13         157.57
---------------------------------------------------------------------------------------------------------

__________

* Prior to March 24, 1994 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

**       Cumulative Total Return assumes reinvestment of dividends.

         The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, however, the Corporation is not responsible for any errors or omissions in such information.

                                  PROPOSAL II
                 ADOPTION OF THE CORPORATION'S 1997 STOCK PLAN

         The Corporation's 1997 Stock Plan (the "1997 Plan") was adopted by the Board of Directors of the Corporation on March 3, 1997. The complete text of the 1997 Plan is attached hereto as Exhibit A. The following is a summary of the major provisions of the 1997 Plan and is qualified in its entirety by the full text thereof.

         The 1997 Plan was adopted by the Board of Directors of the Corporation as a successor to the Corporation's 1992 Stock Plan. No shares remain available for the grant of new awards under the 1992 Stock Plan. The Corporation's management relies on stock options as essential parts of the compensation packages necessary for the Corporation to attract and retain experienced officers and employees. The Board of Directors of the Corporation believes that the adoption of the 1997 Plan is essential to permit the Corporation's management to continue to provide long-term, equity- based incentives to present and future key employees.

         The Board of Directors recommends a vote FOR Proposal II.

Description of the 1997 Plan

         The purpose of the 1997 Plan is to provide incentives to directors, officers and other employees of the Corporation by providing them with opportunities to purchase stock of the Corporation and participate in the ownership of the Corporation.

         Under the 1997 Plan, employees and officers of the Corporation may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and directors, officers, employees and consultants of the Corporation may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"),
(ii) awards of stock in the Corporation ("Awards"), and (iii) opportunities to make direct purchases of stock in the Corporation ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options." The 1997 Plan provides for the issuance of a maximum of 850,000 shares of Common Stock of the Corporation pursuant to the grant of Stock Rights. Currently, approximately 642 employees (including directors who are also employees and officers of the Corporation), and three non-employee directors of the Corporation are eligible to participate in the 1997 Plan.

         The 1997 Plan is administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Corporation. The Committee is currently comprised of three outside directors, David L. Bogetz, Melvin L. Hecktman and William W. McInnes. Subject to the terms of the 1997 Plan, the Committee has the authority to determine the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the purchase or exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights.

         Stock Rights may be granted under the 1997 Plan at any time prior to March 4, 2007. The exercise price per share of Non-Qualified Options granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the 1997 Plan cannot be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share of each ISO cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of an ISO granted to an employee holding more than ten percent of the voting stock of the Corporation, 110% of the fair market value of the Common Stock on the date of grant). The 1997 Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of an ISO, and five years in the case of an ISO granted to an employee or officer holding more than ten percent of the voting stock of the Corporation.

         Each Option granted under the 1997 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date that any installment of any Option becomes exercisable (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which first become exercisable in any calendar year).

         Payment of the exercise price of an Option granted under the 1997 Plan may be made in cash or by check or, if authorized by the Committee in its discretion in writing at the time of grant, (i) by tendering shares of Common Stock of the Corporation having fair market value equal as of the date of the exercise to the cash exercise price of the Option, (ii) in full or in part by a personal recourse, interest bearing note, or (iii) through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option.

         The 1997 Plan limits to 595,000 shares the number of shares of Common Stock that any employee may acquire under the 1997 Plan in any one calendar year.

         No assignments or transfers of ISOs are permitted except by will or by the laws of descent and distribution.

         If an ISO optionee ceases to be employed by the Corporation other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and vested ISOs shall terminate after the passage of three months from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee ceases to be employed by the Corporation by reason of disability, or if an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO).

         Option holders are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization or similar transaction. The Board of Directors may from time to time adopt amendments to the 1997 Plan, certain of which are subject to stockholder approval, and may terminate the 1997 Plan, at any time (although such action shall not affect options previously granted). Any shares subject to an option granted under the 1997 Plan, which for any reason expire or terminate unexercised, may again be available for future option grants. Unless terminated sooner, the 1997 Plan will terminate on March 4, 2007.

         The Corporation has granted, as of the date hereof, ISOs to purchase an aggregate of 234,000 shares of Common Stock pursuant to the 1997 Plan. If the stockholders of the Corporation do not approve the 1997 Plan, then all of the previously granted ISOs shall be automatically converted into

Non-Qualified Options, and no further ISOs will be granted pursuant to the Plan. In addition, if stockholder approval is not obtained, no Stock Rights will be granted to any director or officer of the Corporation pursuant to the 1997 Plan unless the Company receives approval therefor from the National Association of Securities Dealers, Inc. ("NASD") in accordance with the rules of the NASD.

Certain Federal Tax Considerations

         The following discussion of United States federal income tax consequences of the issuance and exercise of options and stock grants granted under the 1997 Plan, and certain other rights granted under the 1997 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

         Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1997 Plan:

         1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

         2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the option was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

         3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on dispositions will be taxed to the optionee as ordinary income in the year of such disposition.

         4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercising an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

         5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

         6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

         7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

         8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax". The "alternative minimum tax" (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

         9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the 1997 Plan:

         1. In general, the optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Company will not be allowed a federal income tax deduction upon such grant.

         2. The optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

         3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

         4. When the optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

         5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

         6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         Stock Awards. The following general rules are applicable under current federal income tax law to awards of Restricted Stock and Stock Grants under the 1997 Plan, if implemented:

         Under current federal income tax law, persons receiving shares pursuant to an award of stock or a grant of an opportunity to purchase stock under the 1997 Plan will generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such shares are sold, the grantee generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                               NEW PLAN BENEFITS

         The Stock Rights that have been made to date under the 1997 Plan are described in the table below. Future awards are in the discretion of the Committee and cannot be determined at this time.

                                                                              Number of Shares
                                                                                Represented
                                                                               by Options (1)
                                                                               --------------
    Non-Executive Officer Employee Group  . . . . . . . . . . . . . .             234,000

--------------
(1) Options vest in five equal annual installments. All Options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. The ultimate value of the options will depend on the future market value of the Corporation's stock, which cannot be forecast with reasonable accuracy.


                                  PROPOSAL III
                     RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors, to serve as auditors for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Corporation's auditors and outside accountants since 1992. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The directors recommend a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.


            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the fiscal year ended December 31, 1996.

                             STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices no later than November 24, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

      Proxies may be solicited by the Corporation, by personal interview, mail and telephone. The Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Corporation.

                                                                       Exhibit A

                        GULF SOUTH MEDICAL SUPPLY, INC.
                                1997 STOCK PLAN

         1. PURPOSE. The purpose of the Gulf South Medical Supply, Inc. 1997 Stock Plan (the "Plan") is to encourage key employees of Gulf South Medical Supply, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2.      ADMINISTRATION OF THE PLAN.

                          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee
                 appointed by the Board (the "Committee").   Hereinafter, all
                 references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made;
                 (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
                 (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

                          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                          C.      GRANT OF STOCK RIGHTS TO BOARD MEMBERS.
                 Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

                          D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance- based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon stockholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

         3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

         4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 850,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

         No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 595,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

         5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after March 3, 1997 and prior to March 4, 2007. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

         6.      MINIMUM OPTION PRICE; ISO LIMITATIONS.

                          A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may not be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                          B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                          C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

                          D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                          A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                          B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
                 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

         9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         10.     DEATH; DISABILITY.

                          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

                          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or
                 (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

         11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

         12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) terminate all Options in exchange for a cash payment to be paid by the entity assuming the obligations of the Company hereunder equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof; or (iii) take any other action as may be consistent with this Plan, the original instruments granting such Options and tax and accounting rules applicable thereto.

                          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

                          D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

                          E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                          H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

         14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or
(e) at the discretion of the Committee, by any combination of (a), (b), (c) and
(d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c),
(d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on March 3, 1997, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to March 3, 1998, any grants of ISOs under the Plan made prior to that date will be Non-Qualified Options. The Plan shall expire at the end of the day on March 3, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (b) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (c) the
expiration date of the Plan may not be extended.   Except as otherwise provided
in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

         16. MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

         17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

         18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

         19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

         21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

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                        GULF SOUTH MEDICAL SUPPLY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1997

         The undersigned hereby appoints Thomas G. Hixon and Guy W. Edwards, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Gulf South Medical Supply, Inc., to be held on Thursday, April 24, 1997, at 9:00 a.m., at the Harvey Hotel -- North, Jackson, Mississippi, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in the Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.

          The Board of Directors recommends a vote FOR the election of the Directors and FOR proposals 2 and 3.

     YOUR VOTE IS IMPORTANT!  PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
      REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

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
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [darkened oval]

                                      FOR ALL         WITHHOLD ALL        For All Except Nominee(s) written below
1.  Election of Class III Directors    /  /             /  /                /  /
                                                                                ----------------------------------
    Nominees: Melvin L. Hecktman and William W. McInnes

2.  Adoption of the Gulf South Medical Supply, Inc.            FOR           AGAINST             ABSTAIN
    1997 Stock Plan                                            /  /            /  /                /  /

3.  Ratification of Auditors                                  /  /             /  /                /  /
    for fiscal year 1997

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE PROXY STATEMENT.

SIGNATURE(S)                                                                       Dated:           , 1997
             ------------------------------------------------------------------          -----------

Please sign exactly as your name appears.  Joint owners should each sign personally.  Where applicable, indicate your official position or representation capacity.

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